EXHIBIT 16.1

Stan JeongHa Lee, CPA

2160 North Central Rd.  Suite 209 *Fort Lee *  NJ 07024

P.O. Box 436402 * San Diego *  CA 92143-6402

619-623-7799 Fax 619-564-3408 E-mail: stan2u@gmail.com

March 15, 2013

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC  20549

Ladies and Gentlemen:

We have read Item 4.01 of American Jianye Greentech Holdings Ltd and Subsidiaries of Form 8-K/A dated March 7, 2013 , and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

 /s/  Stan JeongHa Lee, CPA

        Stan JeongHa Lee, CPA